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                                                                    Exhibit 10.4

                              MANAGEMENT AGREEMENT
                                 LIFE COMPANIES


          This AGREEMENT, made as of this 31st day of March, 1997, by and between each of the companies listed in the signature block below, individually and in no case jointly (each such company being hereinafter individually referred to as the "Client"), and HARTFORD INVESTMENT SERVICES, INC., a corporation organized pursuant to the laws of the State of Connecticut (the "Manager").

                                   WITNESSETH:

         WHEREAS, Client has an obligation to invest its assets in order to meet the obligations of its policyholders; and

         WHEREAS, from time to time Client seeks investment services from various investment advisers to provide investment management services; and

         WHEREAS, Manager is in the business of providing investment management services; and

         WHEREAS, Client wishes to appoint Manager to serve as investment manager with respect to a portion of Client's assets and the Manager is willing to so serve;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1)   APPOINTMENT OF MANAGER
     Effective as of the 31st day of March, 1997, and until this appointment is terminated as provided in Paragraph 8 hereof, the Client hereby appoints the Manager as an investment manager and delegates to the Manager the power to manage (including the power to acquire or dispose of), in accordance with the terms and conditions of this Agreement, that
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Management Agreement                                                    Page -2-

     portion of the assets of the Client which constitute, from time to time, one or more accounts established by Client from time to time (each such account is hereinafter individually referred to as an "Account" and are collectively referred to as the "Accounts"). The "Account" shall mean all invested assets of the Client unless otherwise agreed to by Manager including client's general accounts and guaranteed separate accounts ("Invested Assets"), any non-guaranteed separate account assets of Client, such as accounts which are not in compliance with performance reporting standards provided by the Association for Investment Management Research, deposited into an account established under this Agreement and funds that are available for investment by Manager ("Available Funds") of the Client which by notice given or caused to be given by the Client to the Manager, are placed in the Account, and the investments and reinvestments of, and all income earned by, any assets from time to time in the Account. The list of initial accounts is attached as Schedule 1. By notice given or caused to be given by the Client to the Manager, assets of the Client may be added to or withdrawn from the Account(s), provided, however, that with regard to assets withdrawn by the Client under this Paragraph 1, Client may not engage the investment advisory services of any investment adviser which is not affiliated with Manager without Manager's prior written approval.

2)   INVESTMENT DIRECTION
     Client hereby directs the Manager to use its best efforts to select investments for the Account(s) in compliance with Client's Investment
     Policy supplied to and agreed to by Manager in writing. Client may change the Investment Policy at any time, but Manager will be bound by the changes only after it has received and agreed to them in writing. The
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Management Agreement                                                    Page -3-

     Client understands and is willing to accept the risk involved therein and further understands that there can be no assurance that such objectives will be achieved.

     Client shall keep Manager fully and promptly informed of its business operations, including all relevant management information, for example actual and projected cash flow, balance sheet and income related data, non-investment cash needs, liabilities, factors affecting income taxes, capital position and state deposit requirements. In addition, Client shall supply Manager with any other information deemed relevant by Client or Manager for the development and operation of Client's Investment Policy.

3)   CUSTODY, DELIVERY AND RECEIPT OF SECURITIES
     The Manager will be responsible for the establishment and maintenance of proper arrangements regarding the custody of the securities and other assets in the Account(s) and the delivery and receipt of such securities and other assets.

4)   AUTHORITY OF THE MANAGER
     The Manager is hereby authorized on behalf of the Client, as its agent and attorney-in-fact, without obtaining the consent of or consulting with the Client or any other person, to issue to brokers and dealers instructions to purchase, sell and otherwise trade in or deal with, any security in the Account(s) for the account and at risk of, and in the name of, the Client; to purchase from or sell to any person any security in the Account(s) for the account and at risk of, and in the name of the Client; and generally to perform any other act necessary to
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Management Agreement                                                    Page -4-

     enable the Manager to carry out its obligations under this Agreement. Such authorization, however, does not include authority to deliver or pay securities or cash to the Manager.

     Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution. In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

     Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager's overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

5)   DOCUMENTATION TO BE FURNISHED
     The Client hereby agrees to furnish the Manager with such information, authorizations and documentation as the Manager may from time to time require to enable it to carry out its obligations under this Agreement.
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Management Agreement                                                    Page -5-

     The Manager shall furnish to the Client such information and documentation in such form as the Client from time to time may reasonably require, including such information to permit the Client to independently assess Manager's compliance with Client's Investment Policy.

6)   COMPENSATION TO MANAGER
     As compensation for services Manager renders to Client pursuant to this Agreement and while this agreement is in effect, Manager shall charge Client and Client shall pay Manager quarterly fees in arrears, within 30 business days after the close of each calendar quarter, the equivalent of all indirect and direct costs incurred by the Manager during the relevant period (the "Cost Reimbursement Amount"). The Cost Reimbursement Amount will be established by Manager and provided to Client within a reasonable time period following the end of each such calendar quarter.

7)   SUB-ADVISORY SERVICES; ASSIGNMENT
     If Manager at any time deems it to be in the best interest of Client, Manager may designate and engage the services of a sub-adviser or sub-advisers and may apportion to such sub-adviser(s) a portion of the assets of Client described in Paragraph 1. above as Manager shall determine in its absolute discretion after consultation with Client. The designation of an additional investment adviser(s) and the apportionment of any of Client's assets to any such investment adviser(s) pursuant to this
     Paragraph 7. shall not modify the respective rights and obligations of Client and Manager hereunder.
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Management Agreement                                                    Page -6-

     No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement shall be made by the Manager without the consent of the Client, such consent not to be unreasonably withheld. Notwithstanding anything contained in the immediately preceding sentence to the contrary, Manager may assign its rights and obligations under this Agreement to any of its affiliates which perform investment advisory services without Client's prior consent.

8)   TERMINATION

     This Agreement shall run for an initial period beginning on March 31, 1997 and ending on March 31, 2000 (the "Initial Period") unless terminated by Client upon one hundred and eighty (180) calendar days prior written notice for "cause", as such term is defined below. Thereafter, this Agreement shall be renewable automatically for successive one year periods on March 31st ("Successive One Year Period"), unless on or after September 30, 1999, one party gives to the other party one hundred and eighty (180) calendar days prior written notice of its intention to terminate the Agreement. A termination for "cause" shall be defined as Manager substantially underperforming certain benchmarks agreed to by Client and Manager relating to the management of Client's assets under this Agreement during the
     Initial Period. For purposes of determining whether Manager has substantially underperformed at any time during the Initial Period, Client and Manager shall take into account the following: (i) any "extraordinary expenses" incurred by Manager during the relevant period, determined in accordance with generally accepted accounting principals, (ii) any errors committed or caused by a custodian, broker, dealer, bank or futures
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Management Agreement                                                    Page -7-

     commission merchant which Manager directs transactions for the Account or any other person, and (iii) any losses caused by following Client's directions or instructions.

     If Client terminates this Agreement during or at the expiration of either the Initial Period or any Successive One Year Period, Client acknowledges and agrees that it shall be obligated to pay to Manager any and all costs attributable to, arising from or related to such termination.

9)   DUTY AND LIABILITY OF THE MANAGER

     Unless the Manager has not acted prudently or has otherwise violated the provisions of applicable law, the Manager shall not be subject to any liability to the Client or to any other person, firm or organization in the course of, or connected with its obligations under this Agreement. The Manager shall have no obligation to seek any material non-public ("inside") information about any issuer of securities, and shall not purchase or sell, or recommend for purchase or sale, the securities of any issuer for the Account(s) the basis of any such information as may come into its possession. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities law.

10)  SERVICE TO OTHER CLIENTS

     It is understood that the Manager and its affiliates perform investment advisory services for various clients (including investment companies). The Client agrees that the Manager may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Account(s), so long
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Management Agreement                                                    Page -8-

     as it is the Manager's policy, to the extent practical, to allocate investment opportunities to the Account(s) over a period of time on a fair and equitable basis relative to other clients. It is understood that the Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Account(s) any securities which its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Manager such transaction or investment appears unsuitable, impractical or undesirable for the Account.

11)  NOTICES

     Any notice, direction, instruction, acknowledgment, or other communication required or contemplated by this Agreement shall be in writing and addressed as follows:

     To a Client listed on Schedule 1:

                           200 Hopmeadow Street
                           Simsbury, CT 06070
                           Attention: Gregory A. Boyko
                                      Vice President

     To the Manager:       Hartford Investment Services, Inc.
                           200 Hopmeadow Street
                           Simsbury, Connecticut  06070
                           Attention: Mr. Joseph H. Gareau
                                      President

     Any party hereto by notice hereunder to the other may designate a different address.


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Management Agreement                                                    Page -9-

12)  GOVERNING LAW

     The laws of the State of Connecticut shall control all matters relating to this Agreement and shall apply to the extent not preempted by the laws of the United States of America.

13)  VOTING OF PROXIES

     Manager will execute or cause to be executed proxies received by the custodian bank from issuers of securities being held in the Account(s). The voting of such proxies shall be cast in a manner which is in the best interest of the Account(s). Further, copies of all proxies, proxy solicitation materials and other notices and written communications relating to such securities ("Proxy Information") shall be retained by the Manager for the Client hereunder. Client shall have access to such Proxy Information, including the delivery of such information by Manager to Client upon request.

14)  RECORD KEEPING

     Manager agrees that all records which it maintains for the Account shall be the property of the Client and that it will surrender promptly to the designated officers or employees of the Client any or all such records upon request. All such records shall be made available, within a mutually agreeable time upon request by Client, to the Client or to Client's accountants or auditors during regular business hours at the Manager's offices upon reasonable prior written notice; provided, however, that the Manager shall be permitted to keep such records or copies thereof for such period of time as are necessary to comply with all applicable rules and regulations of state or federal law.
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Management Agreement                                                   Page -10-

15)  CONFIDENTIAL INFORMATION

     All information and advice furnished by the Manager to the Client shall be treated as confidential and shall not be disclosed to third parties by Client except as required by law or rule or regulation of any federal or state regulatory or supervisory body, exchange or board. All information identified by Client as proprietary shall be treated as confidential and shall not be disclosed to the public by the Manager, except as required by law or regulation or in order for the Manager to carry out its responsibilities hereunder.

16)  INDEPENDENT CONTRACTOR

     The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Client in any way.

17)  MISCELLANEOUS

     This Agreement may be executed in two or more counterparts, each of which shall be considered as an original. Where the context admits, words in the plural shall include the singular and the singular shall include the plural. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may not be modified orally.
     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall by fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of
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Management Agreement                                                   Page -11-

     this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first above written.

                               HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                               ALPINE LIFE INSURANCE COMPANY
                               HARTFORD LIFE INSURANCE COMPANY
                               ITT HARTFORD LIFE AND ANNUITY INSURANCE CO.
                               ITT HARTFORD INTERNATIONAL LIFE REASSURANCE CORP.


                               By:  /s/ Gregory A. Boyko
                                  -------------------------------------
                                        Name: Gregory A. Boyko
                                        Title:    Vice President


                               HARTFORD INVESTMENT SERVICES, INC.


                               By:  /s/ Joseph H. Gareau
                                  -------------------------------------
                                        Name: Joseph H. Gareau
                                        Title:    President
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                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS THAT __________________________, a corporation organized and existing under the laws of the State of ____________, and having its principal place of business in ____________, ____________, does hereby constitute and appoint HARTFORD INVESTMENT SERVICES, INC. of Hartford, Connecticut, its true and lawful attorney for it and in its name and stead to:
(i) to buy, sell, assign, transfer and deliver or accept stocks, bonds, notes, mortgages, certificates and other securities; (ii) to make, endorse, execute and deliver under corporate seal of _______________________ any and all contracts, assignments, transfers and other instruments necessary or proper to effect the authority hereby conferred; and (iii) to open and maintain such bank accounts as are necessary and proper to effect the authority hereby conferred; provided, however, that all such authority shall be exercised pursuant to the terms of that certain Management Agreement between ____________________ and Hartford Investment Services, Inc. dated March __, 1997, the said _______________ hereby ratifying and confirming all that the said attorney shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, __________________________ has caused its corporate name to be signed by its ________________________ and its corporate seal to be affixed and attested by its (Assistant) Secretary, all being done on this ___ day of March, 1997.

ATTEST:                                ________________________________________
                                       INSURANCE COMPANY


_____________________________          By:_____________________________________
(Assistant) Secretary                       Name:
                                            Title:
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                                   SCHEDULE 1

Hartford Life and Accident Insurance Co.

Hartford Life Insurance Company

ITT Hartford Life and Annuity Insurance Company

ITT Hartford International Life Reassurance Corporation